UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

ABVC BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

ABVC BIOPHARMA, INC.

44370 Old Warm Springs Blvd., Fremont, CA 94538

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of ABVC BioPharma, Inc.:

You are cordially invited to attend the 2023 annual shareholder meeting of ABVC BioPharma, Inc. (the “Company” or “ABVC”) to be held on April 24, 2023 at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST), as a virtual electronic meeting using a Zoom video webinar (the “Meeting”). Due to concerns regarding the coronavirus pandemic and to assist in protecting the well-being and health of our shareholders and employees, the Meeting will be held virtually via the Internet only with no physical in-person meeting excluding the Board of Directors. Technology will be incorporated into the Meeting to increase efficiency, allow for social distancing and provide for shareholder participation. In addition to on-line attendance, shareholders can hear all portions of the Meeting, submit written questions during the Meeting and listen to live responses to shareholder questions.

To attend the virtual Meeting, go to the Zoom link below:

https://us06web.zoom.us/j/87573077746

After you register with your name and email address, so that we can log attendees, you will be taken into the waiting room until the meeting begins.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” ) of ABVC BioPharma, Inc. (the “Company” ) for use at the 2023 annual meeting of Shareholders of the Company (the “Meeting” ) and at all adjournments and postponements thereof. The Meeting will be held on April 24, 2023, at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST), to consider and vote upon the following proposals:

1.	To re-elect Eugene Jiang, Dr. T.S. Jiang, Dr. Tsang Ming Jiang, Norimi Sakamoto, Yen-Hsin Chou, Dr. Chang-Jen Jiang, Hsin-Hui Miao, Yoshinobu Odaira, Che-Wei Hsu, Shuling Jiang and Yu-Min Chung (the “Current Director Nominees” ) to serve on the Company’s Board of Directors (the “Board”) until the next annual shareholders meeting and until their successors are duly elected and qualified;

2	To ratify the selection of WWC P.C. CPA (“WWC”) as our independent auditor to audit the financial statements for the fiscal year ending on December 31, 2023;

3.	A proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying convertible notes and warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated February 23, 2023, by and among the Company and Lind Global Fund II, LP (“Lind”), in an amount equal to or in excess of 20% of our common stock outstanding immediately prior to the issuance of such convertible note and warrants (including upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants) (the “Issuance Proposal”);

4.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE OTHER PROPOSALS.

Holders of record of the Company’s Common Stock at the close of business on March 15, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, this Meeting and any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Due to the virtual nature of the Meeting, you are urged to vote in favor of each of the proposals by so indicating on the enclosed Proxy and by signing and returning the enclosed Proxy as promptly as possible, before 11:59 p.m. EST on April 23, 2023, whether or not you plan to attend the Meeting virtually. The enclosed Proxy is solicited by the Company’s Board of Directors. Any shareholder giving a Proxy may revoke it prior to the time it is voted by notifying the Secretary, in writing, to that effect, by filing with him/her a later dated Proxy. You will not be able to vote at the Meeting; therefore, it is strongly recommended that you complete the enclosed proxy card before 11:59 p.m. EST on April 23, 2023, to ensure that your shares will be represented at this Meeting.

A complete list of Shareholders of record entitled to vote at this Meeting will be available for ten days before this Meeting at the principal executive office of the Company for inspection by Shareholders during ordinary business hours for any purpose germane to this Meeting.

Whether or not you plan to attend the annual meeting, we urge you to read this notice carefully and to vote your shares. Your vote is very important. If you are a registered shareholder, please vote your shares as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the annual meeting. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals to be considered at the annual meeting.

I want to thank all of our shareholders as we look forward to what we believe will be an exciting future for our business.

We strongly encourage you to vote by proxy as described in the Proxy Statement so that your vote can be counted.

This notice and the enclosed proxy statement are first being mailed to Shareholders on or about April 14, 2023.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

/s/ Howard Doong
Howard Doong
Chief Executive Officer
March 15, 2023

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE OTHER PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to Be Held at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST) on

April 24, 2023 Eastern Standard Time

The Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K for year ended December 31, 2022 are available at www.proxyvote.com.

i

ABVC BioPharma, Inc.

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

to be held on April 24, 2023, at 9:00 p.m., local time in Taiwan, 9:00 a.m. Eastern Standard Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

This notice provides some details about the proposals on which our Board would like you, as a stockholder, to vote at the Meeting, which will take place at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST), on Monday, April 24, 2023 via the Zoom link below. Due to the continued public health impact of the coronavirus, or COVID-19, the Company has decided to hold the Annual Meeting of Shareholders as a virtual electronic meeting using Zoom video webinar. To assist in protecting the well-being and health of our shareholders and employees, the Meeting will be held virtually via the Internet only with no physical in-person meeting except the Board of Directors. In addition to on-line attendance, shareholders can hear all portions of the Meeting, submit written questions during the Meeting and listen to live responses to shareholder questions.

To attend the virtual Meeting via Zoom, go to the link below:

https://us06web.zoom.us/j/87573077746

After you register with your name and email address, so that we can log attendees, you will be taken into the waiting room until the meeting begins.

We recommend you log in at least 15 minutes before the Meeting to ensure you are logged in when the meeting starts.

Shareholders are being asked to consider and vote upon proposals to (i) re-elect the Current Director Nominees to the Board to serve one-year terms, (ii) ratify the selection of WWC as our independent registered public accounting firm for 2023, (iv); and (vi) transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

This proxy statement also gives you information on the proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement.

In this proxy statement, we refer to ABVC BioPharma, Inc. as the “Company”, “we”, “us” or “our.”

Who can vote at this Meeting?

Shareholders who owned shares of our common stock, $0.001 par value per share (the “Common Stock”) on March 15, 2023 (the “Record Date”) may attend and vote at this Meeting. There were 33,080,740 shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share. Information about the stockholdings of our directors, executive officers and significant Shareholders is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 15 of this proxy statement.

What is the proxy card?

The card enables you to appoint Howard Doong as your representative at this Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at this Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend this Meeting. Even if you plan to attend this Meeting, it is strongly recommended to complete and return your proxy card before 11:59 p.m. EST on April 23, 2023 in case your plans change. If a proposal comes up for vote at this Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” each of the Director Nominees listed in proposal No. 1 and “FOR” each of the other proposals.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Certain of our Shareholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record/Registered Shareholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Vstock Transfer, you are a “Shareholder of record” and we are sending these proxy materials directly to you. As the Shareholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the Shareholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the Shareholder of record, you may not vote these shares in person unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement.

How do I vote?

If you were a stockholder of record of the common stock on the Record Date, you may vote in any of the methods described below. Each share of common stock entitles the holder thereof to one vote on the applicable proposals.

You may vote in one of three ways:

●	Over the Internet

If your shares are registered in your name: Vote your shares over the Internet by accessing the proxy online voting website at: www.proxyvote.com and following the on-screen instructions. You will need the control numbers that appear on your proxy card when you access the web page.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

●	By Telephone

If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 in the United States and from foreign countries using any touch-tone telephone and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the Company number, account and control numbers that appear on your proxy card.

●	By Mail

Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

If we receive your proxy card prior to this Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

i.	as you instruct; and

ii.	according to the best judgment of the appointed Proxy if a proposal comes up for a vote at this Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	FOR each nominee for director;

●	FOR the selection of WWC as our independent registered public accounting firm for year ending December 31, 2023;

●	FOR the approval of the issuance of shares of our common stock underlying convertible notes and warrants in an amount equal to or in excess of 20% of our common stock outstanding immediately prior to the issuance of such convertible note and warrants (including upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants) (the “Issuance Proposal”); and

●	According to the best judgment of Dr. Doong if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If I plan on attending the Meeting, should I return my proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible, but prior to 11:59 p.m. EST on April 23, 2023, so your shares may be represented at the Meeting. There will not be any voting at the Meeting.

May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at this Meeting. You may do this by:

●	sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date; or

●	signing another proxy card with a later date and returning it to the Secretary before the polls close at this Meeting.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the Shareholder desires to vote on a proposal will be voted in favor of each director and proposal presented to the Shareholders.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted.

How many votes are required to elect the Director Nominees as directors of the Company?

The election of directors is based on a plurality of the votes represented at the Meeting or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors.

How many votes are required to ratify WWC as the Company’s independent registered public accounting firm for year ending December 31, 2023?

The proposal to ratify the appointment of WWC to serve as our independent registered public accounting firm for 2023 requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote.

How many votes are required to approve the Issuance Proposal?

The Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying Shareholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of this Meeting?

We will announce voting results at this Meeting and also file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the voting results.

Who can help answer my questions?

You can contact Yvonne Chen at info@ambrivis.com or by sending a letter to the offices of the Company at 44370 Old Warm Springs Blvd., Fremont, CA 94538 with any questions about proposals described in this proxy statement or how to execute your vote.

WHERE CAN I GET A COPY OF THE PROXY MATERIALS?

Copies of our 2021 Annual Report, including consolidated financial statements as of and for the year ended December 31, 2022, the proxy card, the Notice and this Proxy Statement are available on our Company’s website at http://www.abvcpharma.com. The contents of that website are not a part of this Proxy Statement. If you want to receive a paper or email copy of the Company’s 2022 Annual Report, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by contacting Yvonne Chen at: info@ambrivis.com.

THE ANNUAL MEETING

General

We are furnishing this proxy statement to you, as a shareholder of ABVC BioPharma, Inc., as part of the solicitation of proxies by our Board for use at the Meeting to be held on April 24, 2023, and any adjournment or postponement thereof. This proxy statement is first being furnished to Shareholders on or about April 14, 2023. This proxy statement provides you with information you need to know to be able to vote.

Date, Time and Place of the Meeting

The Meeting will be held virtually on April 24, 2023, at 9:00 p.m., local time in Taiwan/9:00 a.m. EST, or such other date, time and place to which the Meeting may be adjourned or postponed.

Purpose of the Meeting

At the Meeting, the Company will ask Shareholders to consider and vote upon the following proposals:

1.	To re-elect the Current Director Nominees to serve on the Company’s Board of Directors until the next annual shareholders meeting and until their successors are duly elected and qualified;

2.	To ratify the selection of WWC as our independent registered public accounting firm for year ending December 31, 2023;

5.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Record Date and Voting Power

Our Board fixed the close of business on March 15, 2023, as the record date for the determination of the outstanding shares of Common Stock entitled to notice of, and to vote on, the matters presented at this Meeting. As of the Record Date, there were 33,080,740 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote. Accordingly, a total of 33,080,740 votes may be cast at this Meeting.

Quorum and Required Vote

A quorum of Shareholders is necessary to hold a valid meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum. Abstentions and broker non-votes (i.e. shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

Proposal No. 1 shall be decided by a plurality of the shares of common stock represented at the Meeting or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors;

Proposal No. 2 requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal; and

Proposal No. 3 requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Revocability of Proxies

Any proxy may be revoked by the shareholder of record giving it at any time before it is voted. A proxy may be revoked by (A) sending to our Secretary, at ABVC BioPharma, Inc., 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA, either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares.

If the shares are held by the broker or bank as a nominee or agent, the beneficial owners should follow the instructions provided by their broker or bank.

Proxy Solicitation Costs

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to this Meeting, will be borne by the Company. If any additional solicitation of the holders of our outstanding shares of Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

Under Nevada law, the Company’s stockholders are not entitled to appraisal rights in connection with any of the proposals to be acted upon at the Meeting.

Who Can Answer Your Questions about Voting Your Shares

You can contact Yvonne Chen at info@ambrivis.com or by sending a letter to the offices of the Company at 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA, with any questions about proposals described in this proxy statement or how to execute your vote.

Principal Offices

The principal executive offices of our Company are located at 44370 Old Warm Springs Blvd., Fremont, CA 94538. The Company’s telephone number at such address is 510-668-0881.

PROPOSAL NO. 1 — RE-ELECTION OF DIRECTORS

The nominees listed below have been nominated by the Corporate Governance and Nominating Committee and approved by our Board to stand for re-election as directors of the Company. Unless such authority is withheld, proxies will be voted for the election of the persons named below, each of whom has been designated as a nominee. If, for any reason, any nominee/director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose.

Board Qualifications and Director Nominees

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our Shareholders. While the Corporate Governance and Nominating Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Corporate Governance and Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing Shareholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

The Director Nominees recommended by the Board are as follows:

Name	Age	Title
Eugene Jiang	35	Chairman of the Board and Chief Business Officer (“CBO”)
Dr. Tsang Ming Jiang	61	Director
Norimi Sakamoto	51	Independent Director(2)
Yen-Hsin Chou	33	Independent Director (1)
Dr. Tsung-Shann (T.S.) Jiang	68	Chief Strategy Officer (“CSTRO”) and Director
Dr. Chang-Jen Jiang	66	Director
Hsin-Hui Miao	57	Independent Director(1)(2)(3)
Yoshinobu Odaira	73	Independent Director(3)
Che-Wei Hsu	42	Independent Director (1)(2)(3)
Shuling Jiang	67	Director
Yu-Min (Francis) Chung	58	Independent Director

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Corporate Governance and Nominating Committee

Information Regarding the Company’s Directors and the Nominees

Eugene Jiang has served as our CEO and President since the Company’s inception in July 2015 until he resigned on September 15, 2017. He remains the Chairman of the Board. He also serves as our CBO since September 2019 and serves as the CBO of BioKey, Inc. since 2019. Mr. Jiang also serves as Director for BioLite Incorporation since June 2015 and as Director for BioFirst Corp. since 2012. He also serves as CEO for Genepro Investment Company since March 2010. Mr. Jiang obtained a PMBA degree from National Taiwan University in 2017 and an EMBA degree from the University of Texas in Arrington in 2010. And in 2009, Mr. Jiang received a bachelor’s degree in Physical Education from Fu-Jen Catholic University.

Dr. T.S. Jiang, has served as the Company’s Chief Strategy Officer since September 2019. Dr. Jiang serves as the CEO of Biokey, Inc. since December 2021, as a director of BioFirst Corp. since 2013, and has been the CEO and chairman of BioLite, Inc., a subsidiary of BioLite BVI, Inc., since January 2010. Prior to BioLite, Dr. Jiang served as the president and/or chairman of multiple biotech companies in Taiwan, including PhytoHealth Corporation from 1998 to 2009 and AmCad BioMed Corporation from 2008 to 2009. In addition, Dr. Jiang is a director on various biotech associations, such as the Taiwan Bio Industry Organization (Taiwan) from 2006 to 2008 and the Chinese Herbs and Biotech Development Association in Taiwan from 2003 to 2006. Dr. Jiang was an assistant professor at University of Illinois from 1981 to 1987 and an associate professor at Rutgers, the State University of New Jersey from 1987 to 1990 and served as a professor at a few Taiwanese universities during a period from 1990 to 1993, such as National Taiwan University, National Cheng Kung University and Tunghai University. Dr. Jiang obtained his bachelor degree in Engineering and Chemical Engineering from National Taiwan University in Taiwan in 1976, masters and Ph.D. from Northwestern University in the U.S. in 1981 and Executive Master of Business Administration (“EMBA”) from National Taiwan University in Taiwan in 2007. As a successful entrepreneur, Dr. Jiang has developed and commercialized PG2 Lyo Injection, a new drug to treat cancer related fatigue. From 1998 to 2009, Dr. T. S. Jiang served as President of Phyto Health Corporation where he led a project team to develop PG2 Injectable. This product was extracted, isolated and purified from a type of Traditional Chinese Medicine. PG2 Injection was intended for cancer patients who had trouble recovering from severe fatigue. Dr. Jiang oversaw and managed the R&D department, daily corporate operations and business of Phyto Health Corporation when he was the President. PG2 Lyo Injection received approval on its NDA from Taiwan Food and Drug Administration in 2010 and later was launched into the Taiwan market in 2012. We believe that Dr. Jiang provides leadership and technological guidance on our strategic development and operations.

Dr. Tsang Ming Jiang, has served as a director of BioFirst Corp. since 2017 and as a technical director at Supermicro Computer, Inc. since August 2022. Dr. Jiang served as a technical director at the Industrial Technology Research Institute in Taiwan from February 2017 to July 2021. Prior to joining the Industrial Technology Research Institute as a technical director, Dr. Jiang worked at the Company as chief information officer from November 2016 to January 2017, Ericsson as engineering manager from 2013 to 2016 and the Industrial Technology Research Institute as deputy director from October 2011 to February 2013. In addition, Dr. Jiang worked at several other research institutes, including University of Alaska Fairbanks, National Taiwan University and Chung Cheng University, with his research interest in cloud computing and Internet security, especially in the areas of virtualization, software-defined data centers, SDN enabled networks and big data analytics. Dr. Jiang received his Bachelor of Science in electrical engineering in 1983 and Master of Science in electrical engineering in 1984, both from National Taiwan University, and his Ph.D. in electrical engineering and computer science from University of Illinois at Chicago in 1988. Dr. Tsang Ming Jiang is a brother of Dr. Tsung-Shann Jiang, who together with his wife collectively owns 80% of Lion Arts Promotion, Inc. which has approximately 69.3% of ownership interest in the Company through YuanGene Corporation, a wholly-owned subsidiary of Lion Arts Promotion, Inc.

Dr. Chang-Jen Jiang, has served as a director of BioLite Inc. since 2013 and as a director of BioFirst Corp. since 2015. Dr. Jiang has been a pediatrician at the department of pediatrics of Eugene Women and Children Clinic since 2016. Previously, Dr. Chang-Jen worked as an attending doctor at the department of pediatrics of Keelung Hospital, the Ministry of Health and Welfare in Taiwan from 1994 to 2009. Before his position at Keelung Hospital, he was a chief doctor at the department of pediatrics, hematology and oncology of Mackay Memorial Hospital in Taiwan for three years until 1994. Dr. Chang-Jen Jiang obtained his doctor of medicine degree (the Taiwanese equivalent degree of MD) from Taipei Medical University in Taiwan in 1982 and started his career in Mackay Memorial Hospital. We believe that the Company will benefit from Dr. Jiang’s knowledge in biology and experiences in medical practice.

Norimi Sakamoto, currently serves a director at Shogun Maitake Canada Co., Ltd. from June 2016. Ms. Sakamoto served as the chief executive officer of MyLife Co., Ltd. from June 2013 to March 2020. Ms. Sakamoto started her career in 1997 from Sumitomo Corporation Hokkaido Co., Ltd. in Japan. Ms. Sakamoto received her Bachelor Degree of Arts in travel and tourism from Davis and Elkins College in 1993 and Master of Science in urban studies from the University of New Orleans in 1995.

Yen-Hsin Chou, has served as a financial specialist at Mega Bank since 2011. Ms. Chou’s responsibilities primarily include customer services and financial consultations. Ms. Chou received a Bachelor Degree in finance and economics from Yuan Ze University School of Economics in 2010.

Hsin-Hui Miao, served as counter manager at Yueh Shan Chi Cram School from August 2021 to May 2022. From August 1988 to July 2021, Ms. Miao was a kindergarten teacher and also severed as the leader of general affairs team at the affiliated high school of Tunghai University, Kindergarten Division. Ms. Miao received her Bachelor Degree of Education from Taichung University of Education in 1998.

Yoshinobu Odaira, is an entrepreneur and has founded a number of Japanese agricultural companies, including Yukiguni Maitake, our licensing partner. In 1983, Mr. Odaira established Yukiguni Maitake, which became a public company in Japan in 1994. In 2015, Bain Capital Private Equity purchased Yukiguni Maitake through a tender offer. In addition to his success with Yukiguni Maitake, Mr. Odaira served as the CEO of Yukiguni Shoji Co., Ltd. since 1988, as the CEO of Odaira Shoji Co., Ltd. from 1989 and as a director of Shogun Maitake Japan Co., Ltd. since June 1989.  In 2015, Mr. Odaira founded two new companies, Shogun Maitake Canada Co., Ltd. in Canada and Odaira Kinoko Research Co., Ltd. in Japan. Mr. Odaira has served as the CEO and director of Shogun Maitake Canada Co., Ltd. since June 2016. Mr. Odaira served as a director of BioLite Inc. from February 2019 to April 2019. Yoshinobu Odaira graduated from the Ikazawa Junior High School in 1963. We believe that we will benefit from Mr. Odaira’s successful business experience.

Che-Wei Hsu, is currently employed as a clerk by Chunghwa Post Co., Ltd. since August 2016; previously she was a teacher in a Junior High School. Ms. Hsu received a Bachelor Degree from Tunghai University School of Chinese Literature in 2004.

Shuling Jiang, has served as a director for various companies, including BioLite, Inc. and BioFirst Corp, , since 2017 and started to serve as Managing Director for Biokey, Inc. in 2022. Ms. Jiang received a Bachelor Degree from National Taiwan Normal University School of Music in 1978 and a Master Degree from Northwestern University School of Music in 1983.

Yu-Min (Francis) Chung, was a Partner at Maxpro Ventures, an investment firm in Taiwan focused on breakthrough biomedical technology companies, from July 2018 to May 2022. Prior to that, he served as Vice President at TaiAn Technology, which is a biotechnology service company and a management company for biotechnology venture capital funds in Taiwan, from June 2016 to June 2018. Mr. Chung received his Bachelor’s Degree of Science in Chemistry from National Taiwan University in 1987, Master’s Degree in Business Administration from National Taiwan University in 2006, and Ph.D. in Pharmacy from University of Iowa in 1995

Vote Required

The director nominees shall be elected by a plurality of the total votes properly cast electronically or by proxy at the Meeting by the holders of common stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the election to the Board of all of the nominees described in this Proposal No. 1.

Executive Officers

The following table sets forth as of the date of this report, the name, age, and position of each executive officer.

Set forth below is certain biographical information regarding each of our officers, that is not also a director, as of the date hereof.

Name	Age	Title
Dr. Tsung-Shann (T.S.) Jiang	69	Chief Strategy Officer (“CSTRO”) and Director
Dr. Howard Doong	65	Chief Executive Officer (“CEO”)
Dr. Chi-Hsin (Richard) King	73	Chief Scientific Officer (“CSO”)
Mr. Leeds Chow	34	Chief Financial Officer (“CFO”)

Dr. Howard Doong, was appointed as the Company’s new CEO on September 15, 2017. In addition to the position at the Company, Dr. Doong also serves as director of United BioPharma (K.Y.) since December 2022 and as the Chairman and the CEO of LifeCode Biotechnology Company (“LifeCode”), a Taiwan company in the biotechnology business, since March 2017. Dr. Doong serves as the Chairman of Biokey since December 2020. Dr. Doong served as the CEO and CSO of Wuhan Frasergen Genomic Medicine Company (“Wuhan Frasergen Genomic”), a Chinese company in the biotechnology business, from 2016 to 2020. He served as the CSO of Cold Spring Biotech Corporation, a Taiwan corporation in the biotechnology business from 2014 to 2016. He served as the CEO of iKnowledge-Care Bioscience Corp, a Taiwan company in the biotechnology business from 2014 to 2015. He served as the director of Taipei Veteran General Hospital-LihPao Laboratory of Cancer Genomic Medicine from 2012 to 2013. He served as the Vice President and director of Quality Assurance, TrimGen Corporation, a Maryland corporation in the biotechnology business from 2006 to 2011. Before 2006, Dr. Doong was a professor at the University of Maryland School of Medicine and Biotechnology Institute, and a researcher at National Cancer Institute (NCI) of the National Institutes of Health (NIH). Dr. Doong received his Ph.D. degree from University of Chicago, the Department of Organismal Biology and Anatomy. He received his M.D and Ph.D. degree from Harvard-MIT Division of Health Sciences and Technology. He received his M.S. degree from the University of New Hampshire, Genetics Program and B.S. degree from Fu-Jen Catholic University, Taiwan, Department of Biology.

Leeds Chow, was appointed as the Company’s Chief Financial Officer and Principal Accounting Officer on September 4, 2022. He has served as a Financial Controller of the Company from March 2021 to August 2022. Mr. Chow has over 12 years of experience in Audit and Financing Industry. He has served as the finance manager in a family office, in charge of managing investment portfolios, handling financial and operating aspects. He has also worked in a local investment company in Hong Kong, serving as a financial advisor during the Hong Kong Initial Public Offering process, as well as preparing opinion letters as an independent financial advisor for transactions for Hong Kong listed companies. Mr. Chow graduated in University of California, Santa Barbara, with a Bachelor of Arts degree, majoring in Business Economics with Accounting Emphasis.

Dr. Chi-Hsin Richard King—Chief Scientific Officer, Effective September 15, 2017, the Board appointed Dr. Chi-Hsin Richard King as the CSO of the Company. Dr. Chi-Hsin Richard King, 71, retired since July 2017. He served as the consultant at TaiGen Biotechnology Co. Ltd (“TaiGen”), a Taiwan company in the biotechnology business, from August 2016 to July 2017, the Senior Vice President at TaiGen from July 2008 to August 2016 and as the Vice President at Research and Development of TaiGen from June 2005 to July 2008. Dr. King served as the Director at Albany Molecular Research Inc. (“AMRI”), a New York corporation, from January 2003 to June 2005, the Assistant Director at Medicinal Chemistry Department of AMRI from January 2000 to December 2002 and the Assistant Director at Chemical Development Department of AMRI from August 1997 to January 2000. Dr. King received the Ph.D. degree of bio-organic chemistry from University of Utah in 1980, and B.S. degree of chemistry from National Taiwan Normal University in 1972.

Corporate Governance

(5)	On May 8, 2020, the Company and Lucidaim entered into a Letter of Intent (LOI) in regard to a potential joint venture of BioLite Japan. Based on the LOI, each party will advance an aggregated amount of $150,000 to meet BioLite Japan’s working capital needs, which the Company advanced an amount of $150,000 and the advance bear 0% interest rate. As of December 31, 2022 and 2021, the outstanding advance balances was $0 and $150,000, respectively. The outstanding balance was reclassified as prepayment for long-term investments due to the debt-to-equity agreement with BioLite Japan, while definitive documents for the transaction are being negotiated. There can be no assurance that definitive agreements will be entered into or that the proposed transaction will ever be consummated.

Director Independence

The NASDAQ Rules require that a majority of the Board be independent. The Board consists of 11 directors, of which nine are non-management directors. Each year the Board reviews the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. No member of the Board has any relationship or arrangement that would require disclosure under Item 404 of Regulation S-K. For additional information see “Certain Relationships and Related-Party Transactions” in this report. Based on this review, the Board has determined that the following current directors are “independent directors” as defined by the NASDAQ Rules: Messrs. Odaira and Chung and Mses. Sakamoto, Chou and Miao.

Each director who is a member of the Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee is an independent director.

Family Relationships

There are no family relationships among the executive officers and directors of the Company, except that Dr. Tsang Ming Jiang, Dr. Tsung-Shann Jiang and Dr. Chang-Jen Jiang are brothers, Mr. Eugene Jiang is Dr. Tsung-Shann Jiang’s son, and the marital relationship between Yoshinobu Odaira and Norimi Sakamoto and between Shuling Jiang and Dr. Jiang.

Board Committees

Audit Committee. The Audit Committee of the Board of Directors currently consists of Ms. Chou, Yen-Hsin (Chair), Ms. Miao, Hsin-Hui, and Ms. Hsu, Che-Wei. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that Ms. Chou, Ms. Miao and Ms. Hsu are each an “independent director” under the listing standards of The NASDAQ Stock Market. The Board of Directors has also determined Ms. Chou is an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.abvcpharma.com. Information contained on our website are not incorporated by reference into and do not form any part of this reports. We have included the website address as a factual reference and do not intend it to be an active link to the website.

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of Ms. Norimi Sakamoto (Chair), Ms. Miao, Hsin-Hui, and Ms. Hsu, Che-Wei. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors, including our Chairman. The Board has determined that Ms. Sakamoto, Ms. Miao and Ms. Hsu are each an “independent director” under the listing standards of The NASDAQ Stock Market LLC. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.abvcpharma.com. Information contained on our website are not incorporated by reference into and do not form any part of this report. We have included the website address as a factual reference and do not intend it to be an active link to the website.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee of the Board of Directors consists of Mr. Yoshinobu Odaira (Chair), Ms. Miao, Hsin-Hui, and Ms. Hsu, Che-Wei, each of whom is an independent director under Nasdaq’s listing standards. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The corporate governance and nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Board Diversity

Under Nasdaq Rule 5605(f) Nasdaq-listed companies are required, subject to certain exceptions, (1) to have at least one director who self-identifies as a female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the reporting company does not have at least two directors on its board who self-identify in the categories listed above. Under Nasdaq Rule 5605(f)(2)(D), boards of directors composed of five or fewer members must have one director who is Diverse as defined by the Rule and are not subject to the requirements of subparagraphs (A), (B), and (C) of Rule 5605(f)(2) until and unless they expand the board beyond five members.

In addition, Nasdaq Rule 5606 (Board Diversity Disclosure) requires each Nasdaq-listed company, again subject to certain exceptions, to provide statistical information about such company’s Board of Directors, in a specified format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. This matrix is presented below. The Company believes it is in compliance with the diversity requirements imposed by the Nasdaq listing rules.

Board Diversity Matrix  (as of December 31, 2022)

Total number of directors

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity	5	6
Directors
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	4	6
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or more races or ethnicities
LGBTQ+
Did not disclose demographic background	1

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Board Leadership Structure and Role in Risk Oversight

We have two separate individuals serving as our CEO and Chairman. Our Board of Directors, or the Board, is primarily responsible for overseeing our risk management processes on behalf of our company. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. In addition, the Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Code of Ethics

We adopted a code of ethics, a copy of which is attached herein as Exhibit 14.1. The Code of Ethics applies to all of our employees, officers and directors. This Code constitutes a “code of ethics” as defined by the rules of the SEC. Copies of the code may be obtained free of charge from our website, www.abvcpharma.com. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC.

EXECUTIVE COMPENSATION

The following tables set forth, for each of the last two completed fiscal years of us, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (7)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Howard Doong (1)	2022	200,000			248,386				448,386
	2021	200,000			836,002				1,036,002

Leeds Chow (2)	2022	130,000			-				130,000
	2021	120,000			-				120,000

Tsung-Shann Jiang (3)	2022	200,000			248,386				448,386
	2021	200,000			62,700				262,700

Richard Chi-Hsin King (4)	2022	200,000			248,386				448,386
	2021	200,000			661,834				861,834

Eugene Jiang (5)	2022	200,000			248,386				448,386
	2021	200,000			62,700				262,700

Chihliang An (6)	2022	133,333			248,386				381,719
	2021	200,000			487,668				687,668

(1)	Dr. Doong was appointed as the CEO on September 15, 2017.

(2)	Mr. Chow was appointed as the CFO on September 4, 2022.

(3)	Dr. Jiang was appointed as the CSTRO on September 1, 2019.

(4)	Dr. King was appointed as the CSO on September 15, 2017.

(5)	Eugene Jiang was appointed as CBO on September 1, 2019.

(6)	Mr. An resigned from his positions as the Company’s CFO on September 4, 2022.

(7)	The weighted average grant date fair value of options granted during 2022 was $1.63, using the Black-Scholes option-pricing model. Accordingly, the Company recognized stock-based compensation expense of $1,241,930 for the years ended December 31, 2022.

Narrative Disclosure to Summary Compensation Table

Other than set out below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Stock Option Plan

Our board approved and adopted the Amended and Restated 2016 Equity Incentive Plan on September 12, 2020 (the “Plan”), a copy of which is attached hereto as exhibit 10.17.

Grants of Plan-Based Awards

On November 21, 2020, the Company issued an aggregate of 545,182 options to purchase shares of Common Stock in lieu of unpaid salaries of certain employees (other than Officers and Directors) and unpaid consulting fees under the Plan, as amended; the total converted salaries was $1,090,361. The options are exercisable at $2.00 per share.

On October 15, 2021, the Company’s Board of Directors approved and issued the following option awards pursuant to the Plan:

●	30,000 options to each director, including the Chairman; such options are exercisable at $3.00 per share.

●	Options for 400,001 shares, 233,334 shares, and 316,667 shares to the CEO, CFO and CSO, respectively; the options are exercisable at $3.00 per share.

On April 16, 2022, the Company entered into stock option agreements with 5 directors, pursuant to which the Company granted options to purchase an aggregate of 761,920 shares of common stock under the Plan, as amended, at an exercise price of $3 per share. The options were vested at the grant date and become exercisable for 10 years from the grant date.

As of the date of this report, we have granted options under the Plan that can be exercised for an aggregate of 2,587,104 shares of Common Stock.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our named executive officers, as of December 31, 2022:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Prices ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Been Issued (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Been Issued ($)
Howard Doong	85,715	10,715	-	2.00	Nov 20, 2031	-	-	-	-
	400,001	-	-	3.00	Oct 15, 2032
	152,384	-	-	3.00	Apr 16, 2033

Chihliang An	54,762	9,524	-	2.00	Nov 20, 2031
	233,334	-	-	3.00	Oct 15, 2032
	152,384	-	-	3.00	Apr 16, 2033

Tsung-Shann Jiang	34,105	-	-	2.00	Nov 20, 2031
	30,000	-	-	3.00	Oct 15, 2032
	152,384	-	-	3.00	Apr 16, 2033

Richard Chi-Hsin King	82,144	14,286	-	2.00	Nov 20, 2031
	316,667	-	-	3.00	Oct 15, 2032
	152,384	-	-	3.00	Apr 16, 2033

Eugene Jiang	72,418	12,193	-	2.00	Nov 20, 2031
	30,000	-	-	3.00	Oct 15, 2032
	152,384	-	-	3.00	Apr 16, 2033

Compensation of Directors

We did not pay stock options to directors in fiscal year 2022.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Employment Contracts

Dr. Howard Doong has entered into an employment agreement (“Doong Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $100,000. As of December 31, 2017, we paid Dr. Doong 20,833 shares of the Company’s common stock at a per share price of $1.60 as opposed to cash compensation. Under Doong Employment Agreement, Dr. Doong is employed as our CEO and President of the Company. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer’s base salary. On August 21, 2019, all of the Board members present at the Meeting, unanimously reelected Dr. Howard Doong as the Chief Executive Officer (“CEO”), which became effective on September 1, 2019 for a term of three years.

On September 4, 2022, the Board appointed Mr. Leeds Chow as the Company’s Chief Financial Officer (“CFO”) and Principal Accounting Officer effective from September 4, 2022 for a term of 3 years.

Dr. Chi-Hsin Richard King has entered into an employment agreements (“King Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $50,000. As of December 31, 2017, we paid Mr. King 10,416 shares of the Company’s common stock at a per share price of $1.60 as opposed to cash compensation. Under King Employment Agreement, Dr. King is employed as the CSO of the Company. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer’s base salary. On August 21, 2019, all of the Board members present at the Meeting, unanimously reelected Dr. Richard King as the Chief Scientific Officer (“CSO”), which became effective on September 1, 2019 for a term of three years.

On August 21, 2019, all of the Board members present at the Meeting, except Eugene Jiang, appointed Mr. Eugene Jiang, the current Chairman of the Board, as the Chief Business Officer, effective since September 1, 2019 for a term of three years. Mr. Eugene Jiang excused himself from the discussion regarding his appointment as the Chief Business Officer of the Company during the Board meeting.

On August 21, 2019, all of the Board members present at the Meeting, except Dr. Tsung-Shann Jiang, reelected Dr. Tsung-Shann Jiang as the Chief Strategy Officer, effective since September 1, 2019 for a term of three years. Dr. Tsung-Shann Jiang excused himself from the discussion regarding his appointment as the Chief Strategy Officer of the Company during the Board meeting.

SECURITY OWENERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Owners

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 15, 2023 (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of the respective table. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date of the respective table is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise noted, the business address of each beneficial owner listed is 44370 Old Warm Springs Blvd., Fremont, CA 94538. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of March 15, 2023, we had 33,080,740 shares of common stock issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dr. Howard Doong	18,404	* %
Eugene Jiang (1)	702,246	2.3%
Leeds Chow	2,728	*
Chi-Hsin (Richard) King	869	*
Yen-Hsin Chou	5,679	*
Hsin-Hui Miao	-	*
Dr. Tsang-Ming Jiang	6,067	*

Norimi Sakamoto	4,667	*
Dr. Tsung-Shann Jiang (2)(4)	11,980,752	36.2%
Dr. Chang-Jen Jiang (3)	5,545	*
Yoshinobu Odaira	163,702	*
Che-Wei Hsu	3,346	*
Shuling Jiang	-	*
Yu-Min Chung	5,556	*
All officers and directors as a group (Fourteen (14) persons)	12,899,540	39.0%
YuanGene Corporation (4)	8,296,968	25.1%

*	less than 1%.

(1)	Eugene Jiang held 673,189 shares of the Company’s common stock through his ownership in AsianGene, 3,743 shares of the Company’s common stock through his ownership in BioFirst, 121 shares of the Company’s common stock through his ownership in Rgene, and the rest of 25,173 shares through direct ownership.

(2)	Dr. Tsung-Shann Jiang held 8,296,968 shares of common stock through his ownership in YuanGene Corporation, 2,277 shares of the Company’s common stock through BioLite, 16,829 shares through Rgene Corporation, 96,364 shares through BioFirst, 674,724 shares through Lion Arts, 509,878 shares through LionGene, 8,850 shares through Genepro Investment, 213,120 shares through Keypoint, and the rest of 2,161,742 shares through direct ownership.

(3)	Dr. Chang-Jen Jiang held 939 shares of common stock in the Company through his ownership in BioFirst, 5 shares of the Company’s common stock through Rgene, and the rest of 4,600 shares through direct ownership.

(4)	YuanGene Corporation is a company wholly-owned by Lion Arts, which is owned by Shu-Ling Chiang (80%) and Dr. Tsung-Shann Jiang (20%); however, YuanGene appointed Eugene Jiang to have sole voting control over the shares held by YuanGene, the principal office address of which is 2nd floor, Building B, SNPF Plaza, Savalalo, Apia, Samoa.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2020, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Co-Development agreement with Rgene Corporation

On November 10, 2020, the Company and Rgene signed an amendment to the Co-Dev Agreement dated May 26, 2017, pursuant to which both parties agreed to delete AB-1507 HER2/neu Positive Breast Cancer Combination Therapy and AB 1527 Ovary Cancer Combination Therapy and add ABV-1519 EGFR Positive Non-Small Cell Lung Cancer Combination Therapy and ABV-1526 Large Intestine / Colon / Rectal Cancer Combination Therapy to the products to be co-developed and commercialized. Other provisions of the Co-Dev Agreement remain in full force and effect.

Clinical Development Service Agreement with Rgene Corporation

On June 10, 2022, the Company expanded its co-development partnership with Rgene. BioKey, Inc. entered into a Clinical Development Service Agreement with Rgene (“Service Agreement”) to guide certain Rgene drug products, RGC-1501 for the treatment of Non-Small Cell Lung Cancer (NSCLC), RGC-1502 for the treatment of pancreatic cancer and RGC 1503 for the treatment of colorectal cancer patients, through completion of Phase II clinical studies under U.S. FDA IND regulatory requirements (the “Rgene Studies”). The Service Agreement shall remain in effect until the expiration date of the last patent and automatically renew for 5 more years unless terminated earlier by either party with six months written notice. Under the terms of the Service Agreement, BioKey is eligible to receive payments totaling up to $3.0 million over a 3-year period with each payment amount to be determined by certain regulatory milestones obtained during the agreement period.

Collaborative agreement with BioFirst Corporation

On November 4, 2020, we executed an amendment to our collaboration agreement with BioFirst dated July 24, 2017, to add ABV-2001 Intraocular Irrigation Solution and ABV-2002 Corneal Storage Solution to our agreement. ABV-2002 is intended to be utilized during a corneal transplant procedure to replace a damaged or diseased cornea while ABV-2001 has broader utilization during a variety of ocular procedures.

Initially ABVC will focus on ABV-2002, a solution utilized to store a donor cornea prior to either penetrating keratoplasty (full thickness cornea transplant) or endothelial keratoplasty (back layer cornea transplant). Designated ABV-2002 under ABVC’s product identification system, the solution is comprised of a specific poly amino acid that protects ocular tissue from damage caused by external osmolarity exposure during pre-surgery storage. The specific polymer in ABV 2002 can adjust osmolarity to maintain a range of 330 to 390 mOsM thereby permitting hydration within the corneal stroma during the storage period. Stromal hydration results in (a) maintaining acceptable corneal transparency and (b) prevents donor cornea swelling. ABV-2002 also contains an abundant phenolic phytochemical found in plant cell walls that provides antioxidant antibacterial properties and neuroprotection.

Early testing by BioFirst indicates that ABV-2002 may be more effective for protecting the cornea and retina during long-term storage than other storage media available today and can be manufactured at lower cost. ABV-2002 is categorized as a Class I Medical Device that has the lowest risk to patients; however, further clinical development was put on hold due to the lack of funding.

On May 11, 2018, the Company and BioFirst (Australia) entered into a loan agreement for a total amount of $40,000 to meet its working capital needs. The advances bear 0% interest rate and are due on demand prior to September 30, 2020. Afterwards, all outstanding load will bear interest rate at 12% per annum. On July 1, 2020, the Company entered into a loan agreement with BioFirst (Australia) for $361,487 to properly record R&D cost and tax refund allocation based on co-development contract executed on July 24, 2017. The loan was originally set to mature on September 30, 2021 with an interest rate of 6.5% per annum, however, on September 7, 2021, the Company entered into a loan agreement with BioFirst (Australia) for $67,873 to meet its new project needs. On December 1, 2021, the Company entered into a loan agreement with BioFirst (Australia) for $250,000 to increase the cost for upcoming projects. The loan has an interest rate of 6.5% per annum and matured on November 30, 2022. As of December 31, 2022 and 2021, the aggregate amount of outstanding loans and accrued interest was $1,028,556 and $491,816, respectively.

Joint Venture Agreement

On October 6, 2021 (the “Completion Date”), the Company, Lucidaim Co., Ltd., a Japanese corporation (“Lucidaim,” together with the Company, the “Shareholders”), and BioLite Japan K.K., a Japanese corporation (“Biolite JP”) entered into a Joint Venture Agreement (the “Agreement”). Biolite JP is a private limited company (a Japanese Kabushiki Kaisha) incorporated on December 18, 2018 and at the date of the Agreement has 10,000 ordinary shares authorized, with 3,049 ordinary shares issued and outstanding (the “Ordinary Shares”). Immediately prior to the execution of the Agreement, Lucidaim owned 1,501 Ordinary Shares and the Company owned 1,548 Ordinary Shares. The Shareholders entered into the joint venture to formally reduce to writing their desire to invest in and operate Biolite JP as a joint venture. The business of the joint venture shall be the research and development of drugs, medical device and digital media, investment, fund running and consulting, distribution and marketing of supplements carried on by Biolite JP and its subsidiaries in Japan, or any other territory or businesses as may from time to time be agreed by an amendment to the Agreement. The closing of the transaction is conditioned upon the approval and receipt of all necessary government approvals, which have been received.

Pursuant to the Agreement and the related share transfer agreement, the Company shall transfer 54 of its Ordinary Shares to Lucidaim for no consideration, such that following the transfer, Lucidaim shall own 1,555 Ordinary Shares (51%) and the Company shall own 1,494 Ordinary Shares (49%). Also pursuant to the Agreement, there shall be 3 directors of Biolite JP, consisting of 1 director appointed by the Company and 2 appointed by Lucidiam. The Company shall appoint Eugene Jiang, the Company’s current Chairman and Chief Business Officer and Lucidaim shall appoint Michihito Onishi; the current director of Biolite JP, Toru Seo (who is also a director of BioLite Japan’s other shareholder), is considered the second Lucidaim director. The Agreement further provides that the Company and Biolite JP shall assign the research collaboration and license agreement between them to Biolite JP or prepare the same (the “License Agreement”). The aforementioned transactions occurred on the Completion Date.

As per the Agreement, the Shareholders shall supervise and manage the business and operations of Biolite JP. The directors shall not be entitled to any renumeration for their services as a director and each Shareholder can remove and replace the director he/she/it appointed. If a Shareholder sells or disposes of all of its Ordinary Shares, the director such Shareholder appointed must tender his/her resignation. The Agreement also sets forth certain corporate actions that must be pre-approved by all Shareholders (the “Reserved Matters”). If the Shareholders are unable to make a decision on any Reserved Matter, then either Shareholder can submit a deadlock notice to the other shareholder, 5 days after which they must refer the matter to each Shareholder’s chairman and use good faith to resolve the dispute. If such dispute is not resolved within 10 days thereafter, then either Shareholder can offer to buy all of the other Shareholder’s Ordinary Shares for cash at a specified price; if there is not affirmative acceptance of the sale, the sale shall proceed as set forth in the sale offer.

Each of the Shareholders maintains a pre-emptive right to purchase such number of additional Ordinary Shares as would allow such Shareholder to maintain its ownership percentage in Biolite JP if Biolite JP issues any new Ordinary Shares. However, the Agreement provides that the Company shall lose its pre-emptive rights under certain conditions. The Shareholders also maintain a right of first refusal if the other Shareholder receives an offer to buy such shareholder’s Ordinary Shares.

The Agreement also requires Biolite JP to obtain a bank facility in the amount of JPY 30,460,000 (approximately USD272,000), for its initial working capital purposes. Pursuant to the Agreement, each Shareholder agrees to guarantee such bank facility if the bank requires a guarantee. Accordingly, the Company may be liable for the bank facility in an amount up to JPY 14,925,400 (approximately USD134,000), which represents 49% of the maximum bank facility. The Agreement further provides that Biolite JP shall issue annual dividends at the rate of at least 1.5% of Biolite JP’s profits, if it has sufficient cash to do so.

Pursuant to the Agreement, the Company and Biolite JP agree to use their best efforts to execute the License Agreement by the end of December 2021, but since it was not yet executed, the parties continue such efforts. The Company agreed that any negotiation on behalf of Biolite JP regarding the terms of the License Agreement shall be handled by the directors appointed by Lucidaim. If the Company and such Lucidaim directors do not reach agreement on the terms, Biolite JP may at its sole discretion determine not to execute the License Agreement without any liability to the Company.

The Agreement contains non-solicitation and non-compete clauses for a period of 2 years after a Shareholder or its subsidiaries ceases to be a Shareholder, with such restrictive covenants limited to business within the ophthalmologic filed or central neurological field. Any rights to intellectual property that arise from Biolite JP’s activities, shall belong to Biolite JP.

The Agreement contains standard indemnification terms, except that no indemnifying party shall have any liability for an individual liability unless it exceeds JPY 500,000 (approximately USD4,500) and until the aggregate amount of all liabilities exceeds JPY 2,000,000 (approximately USD18,000) and then only to the extent such liability exceed such limit.

The Company paid $150,000 towards the setup of the joint venture; BioLite Japan’s other shareholder also paid $150,000 after the Letter of Intent was signed.

The Agreement shall continue for 10 years, unless earlier terminated. The Agreement also allows a Shareholder to terminate the agreement upon certain defaults committed by another Shareholder, as set forth in the Agreement.

Agreement with BioLite, Inc.

We entered into a Collaborative Agreement with BioLite, Inc., a company incorporated under the laws of Taiwan, and a subsidiary of the Company, (“BioLite”) on December 29, 2015, and then entered into two addendums to such agreement (as amended and revised, (the “Agreement”). The majority shareholder of BioLite is one of the Company’s subsidiaries, the Company’s Chairman is a director of BioLite and Dr. Jiang, the Company’s Chief Strategy Officer and a director, is the Chairman of BioLite.

Pursuant to the Agreement, the Company acquired the sole licensing rights to develop and commercialize for therapeutic purposes six compounds from BioLite. In accordance with the terms of the Agreement, the Company shall pay BioLite (i) milestone payments of up to $100 million in cash and equity of the Company or equity securities owned by it at various stages on a schedule dictated by BioLite’s achievements of certain milestones, as set forth in the Agreement (the “Milestone Payments”) and (ii) a royalty payment equal to 5% of net sales of the drug products when ABV-1501 is approved for sale in the licensed territories. If BioLite fails to reach any of the milestones in a timely manner, it may not receive the rest of the payments from the Company. According to the Agreement, after Phase II clinical trials are completed, 15% of the Milestone Payment becomes due and shall be paid in two stages: (i) 5% no later than December 31, 2021 (the “December 2021 Payment”) and (ii) 10% no later than December 31, 2022. On February 12, 2022, the Company’s Board of Directors determined that the December 2021 Payment, which is equal to $5,000,000, shall be paid via the cancellation of certain outstanding debt, in the amount of $5,000,000, that BioLite owes the Company as of December 31, 2021. On February 22, 2022, the parties entered into an amendment to the Agreement allowing the Company to make all payments due under the Agreement via the forgiveness of debt, in equal value, owed by BioLite to the Company.

This was a related party transaction and was conducted at arm’s length. In addition to the Company’s board of directors approving the modification of terms of the Agreement, the Company’s audit committee approved them too. The Board believes it is in the Company’s best interest to cancel outstanding debt and apply it to the December 2021 Payment.

Following such approval, the Company and BioLite entered into an amendment to the Agreement reflecting the modified payment method.

Other related party transactions

Due from related parties:

(1)

As of December 31, 2021, due from Rgene amounted to $49,110. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the maturity date was December 31, 2020. As of December 31, 2021, the outstanding loan balance was $33,520; and accrued interest was $13,701, respectively. On January 1, 2021, BioLite Taiwan entered into a consultant services agreement with Rgene, of which the amount due from Rgene was $1,889 for the year ended December 31, 2021.

On June 16, 2022, the Company entered into a one-year convertible loan agreement with Rgene, with a principal amount of $1,000,000 to Rgene which bears interest at 5% per annum for the use of working capital that, if fully converted, would result in ABVC owning an additional 6.4% of Rgene. The Company may convert the Note at any time into shares of Rgene’s common stock at either (i) a fixed conversion price equal to $1.00 per share or (ii) 20% discount of the stock price of the then most recent offering, whichever is lower; the conversion price is subject to adjustment as set forth in the Note. The Note includes standard events of default, as well as a cross-default provision pursuant to which a breach of the Service Agreement will trigger an event of default under the convertible note if not cured after 5 business days of written notice regarding the breach is provided. As of December 31, 2022, the outstanding loan balance was $ 500,000; and accrued interest was $13,819.

(2)	On July 1, 2020, the Company entered into a loan agreement with BioFirst (Australia) for $361,487 to properly record R&D cost and tax refund allocation based on co-development contract executed on July 24, 2017. The loan was originally set to be mature on September 30, 2021 with an interest rate of 6.5% per annum, but on September 7, 2021, the Company entered into a loan agreement with BioFirst (Australia) for $67,873 to meet its new project needs. On December 1, 2021, the Company entered into a loan agreement with BioFirst (Australia) for $250,000 to increase the cost for upcoming projects. The loan will be matured on November 30, 2022 with an interest rate of 6.5% per annum. In 2022, the Company entered into several loan agreements with BioFirst (Australia) for a total amount of $507,000 to increase the cost for upcoming projects. All the loans period was twelve months with an interest rate of 6.5% per annum. As of December 31, 2022 and 2021, the aggregate amount of outstanding loan and accrued interest was $1,028,556 and $491,816, respectively.

(3)	On February 24, 2015, BioLite Taiwan and BioHopeKing Corporation (the “BHK”) entered into a co-development agreement, (the “BHK Co-Development Agreement”, see Note 3). The development costs shall be shared 50/50 between BHK and the Company. Under the term of the agreement, BioLite issued relevant development cost to BHK. As of December 31, 2022 and 2021, due from BHK was $112,822 and $124,972, respectively.

(4)	On May 8, 2020, the Company and Lucidaim entered into a Letter of Intent (LOI) in regard to a potential joint venture of BioLite Japan. Based on the LOI, each party will advance an aggregated amount of $150,000 to meet BioLite Japan’s working capital needs, which the Company advanced an amount of $150,000 and the advance bear 0% interest rate. As of December 31, 2022 and 2021, the outstanding advance balances were $0 and $150,000, respectively. The outstanding balance was reclassified as prepayment for long-term investments due to the debt-to-equity agreement with BioLite Japan, while format document is pending to be executed.

Due to related parties:

(1)	Since 2019, BioFirst has advanced funds to the Company for working capital purpose. The advances bear interest 1% per month (or equivalent to 12% per annum). As of December 31, 2022 and 2021, the aggregate amount of outstanding balance and accrued interest is $188,753, a combination of $147,875 from loan, and $40,878 from expense-sharing, and $40,878, respectively.

(2)	As of December 31, 2022 and 2021, BioFirst (Australia) has advanced the Company an aggregate amount of $275,900 and $132,443, respectively for new project purpose.

(3)	Since 2019, the Jiangs advanced funds to the Company for working capital purpose. As of December 31, 2022 and 2021, the outstanding balance due to the Jiangs amounted to $19,789 and $18,750, respectively. These loans bear interest rate of 0% to 1% per month, and are due on demand.

(4)	Since 2018, the Company’s shareholders have advanced funds to the Company for working capital purpose. The advances bear interest rate from 12% to 13.6224% per annum. As of December 31, 2022 and 2021, the outstanding principal and accrued interest was $151,450 and $168,131, respectively. Interest expenses in connection with these loans were $22,779 and $22,779 for the years ended December 31, 2022 and 2021, respectively.

Promoters and Certain Control Persons

None of our management or other control persons were “promoters” (within the meaning of Rule 405 under the Securities Act), and none of such persons took the initiative in the formation of our business or received any of our debt or equity securities or any of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected WWC P.C. CPA to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

We are asking our Shareholders to ratify the selection of WWC as our independent registered public accounting firm. In the event our Shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

We have been advised by WWC that neither the firm nor any of its associates had any relationship during the last fiscal year with our company other than the usual relationship that exists between independent registered public accountant firms and their clients. Representatives of WWC are not expected to attend the Meeting virtually and therefore are not expected to be available to respond to any questions. As a result, representatives of WWC will not make a statement during the Meeting.

Principal Accountant Fees and Services

Various audit, audit related and non-audit services to us is as follows:

	For the Year Ended December 31,
	2022	2021
Audit Fees	$271,000	$249,350
Audit Related Fees	39,436	78,750
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$310,436	$328,100

Audit Fees. Audit Fees consists of fees for professional services rendered by our principal accountants for the contemporaneous audit of our annual financial statements and the review of quarterly financial statements or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

Audit Related Fees. Audit Related Fees consists of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees and All Other Fees. Tax Fees and All Other Fees Consists of fees for products and services provided by our principal accountants, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

The policy of our audit committee and our board of directors is to pre-approve all audit and non-audit services provided by our principal auditors, including audit services, audit-related services, and other services as described above, other than those for de minimis services which are approved by the audit committee or our board of directors prior to the completion of the services.

Policies and Procedures Relating to Approval of Services by Our Independent Registered Public Accountants

The Audit Committee is solely responsible for the approval in advance of all audit and permitted non-audit services to be provided by our independent registered public accounting firms (including the fees and other terms thereof), subject to the de minimus exceptions for non-audit services provided by Section 10A(i)(1)(B) of the Exchange Act, which services are subsequently approved by the Audit Committee prior to the completion of the audit. None of the fees listed above are for services rendered pursuant to such de minimus exceptions.

The Audit Committee of our Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit, tax and non-audit services provided by WWC in 2022. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. One or more independent directors serving on the Audit Committee may be delegated by the full Audit Committee to pre-approve any audit and non-audit services. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit services provided by WWC.

Vote Required

Proposal No. 2 will be approved if a majority of the total votes properly cast in person or by proxy at the Meeting by the holders of Common Stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the ratification of WWC as independent registered public accountants as described in this Proposal No. 2.

PROPOSAL NO. 3 —

Purpose

Financing Transaction

On February 23, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Lind Global Fund II, LP (“Lind”), pursuant to which the Company would issue Lind a secured, convertible note in the principal amount of $3,704,167 (the “Offering”), for a purchase price of $3,175,000 (the “Note”), that is convertible into shares of the Company’s common stock at an initial conversion price of $1.05 per share, subject to adjustment (the “Note Shares”). Lind will also receive a common stock purchase warrant (the “Warrant”) to purchase up to 5,291,667 shares of the Company’s common stock at an initial exercise price of $1.05 per share, subject to adjustment (each, a “Warrant Share,” and collectively, “Warrant Shares” and together with the Note, Note Shares and Warrants, the “Securities”).

Pursuant to the terms of the Securities Purchase Agreement, if at any time prior to a date that is 18 months following the closing of the Offering, the Company proposes to offer or sell any additional securities in a subsequent financing, the Company shall first offer Lind the opportunity to purchase up to 10% of such new securities.

In connection with the Offering, the Company and its subsidiaries: (i) Biokey, Inc., a California corporation (“BioKey”), (ii) Biolite Holding, Inc., a Nevada corporation (“BioLite”), (iii) Biolite BVI, Inc., a British Virgin Islands corporation (“BioLite BVI”) and (iv) American BriVision Corporation, a Delaware corporation (“American BriVision” and, collectively with the Company, BioKey, BioLite, and BioLite BVI, the “Guarantors”), jointly and severally guaranteed all of the obligations of the Company in connection with the Offering (the “Guaranty”) with certain collateral, as set forth in the related Transaction Documents (as hereinafter defined).

The sale of the Note and the terms of the Offering, including the Guaranty are set forth in the Securities Purchase Agreement, the Note, the Warrant, a Security Agreement, Guarantor Security, Guaranty, a Trademark Security Agreement with Rgene Corporation, a Trademark Security Agreement with BioFirst, a Patent Security Agreement, a Copyright Security Agreement and a Stock Pledge Agreement (collectively, the “Transaction Documents”).

Allele Capital Partners, LLC (“Allele”) together with its executing broker dealer, Wilmington Capital Securities, LLC (together with its affiliates, “Wilmington”), served as the exclusive placement agent (the “Placement Agent”) of the Offering. As a result of the Offering, the Company will pay the Placement Agent (i) a cash fee of 6% of the gross proceeds from the sale of the Securities, and (ii) common stock purchase warrants to purchase 6% of the number of shares of common stock issuable under the Note. We also agreed to pay certain expenses of the placement agent in connection with the Offering.

Pursuant to the Securities Purchase Agreement, the Company agreed to register all of the Securities and the shares of common stock underlying the warrant issued to the placement agent.

We also agreed to seek the approval of our stockholders for the issuance of Note Shares and Warrant Shares, including any additional shares of Common Stock issuable upon conversion of the Notes or upon exercise of the Warrants as a result of the anti-dilution adjustments discussed herein, if required by the rules and regulations of the Trading Market on or before April 24, 2023, which can be extended for an additional thirty (30) calendar days if the Company receives comments to this proxy statement from the SEC. If the Company does not obtain shareholder approval of this Proposal 3 at this meeting, the Company shall call a meeting every four months thereafter to seek shareholder approval until the date the shareholders approve this Proposal 3.

The Company received a comment from NASDAQ inquiring if there is a cap on the number of shares that can be issued pursuant to the Offering since the conversion price of the Note is adjustable and since the Company has the option to pay the monthly payment under the Note in shares of Common Stock at future prices. Since no such cap exists and the Offering does not contain a floor price for the conversion price of the Notes or exercise price of the Warrants, the Company believes it must obtain shareholder approval as required by NASDAQ Listing Rule 5635(d) and seeks shareholder approval pursuant hereto.

The Securities Purchase Agreement also contains customary representation and warranties of the Company and the Investors, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The Securities Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 24, 2023, and is incorporated herein by reference.

Reasons for the Financing Transaction

As of December 31, 2022, our cash and cash equivalents were approximately $85,265. In February 2023, our Board determined that it was necessary to raise additional funds for general corporate purposes.

We believe that the Offering, which yielded gross proceeds of $3.175 million, was necessary in light of our cash and funding requirements at the time. We also believe that the anti-dilution protections contained in the Note and the Warrants were reasonable in light of market conditions and the size and type of the Offering and that we would not have been able to complete the sale of the Notes unless such anti-dilution provisions were offered. Furthermore, the original conversion price of the Notes and exercise price of the Warrants (both $1.05 per share), at the time of the Offering, exceeded the then-current closing price of our Common Stock, which does not require shareholder approval. Additionally, at the time of the Offering, our Board considered numerous alternatives to the transaction, none of which proved to be feasible or, in the opinion of our Board, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Offering.

The Notes

The terms of the Note are included in the form of Note, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 24, 2023, and is incorporated herein by reference.

The Notes are convertible into the Note Shares at the election of the holder at any time at an initial conversion price of $1.05 (the “Initial Conversion Price,” and, as adjusted from time to time, the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). Should the Company issue such securities at a price below then then-applicable Conversion Price, then the Conversion Price of the Notes shall be reduced to a price equal to the consideration per share paid for such other securities.

The Note does not carry any interest. Beginning with the date that is six months from the issuance date of the Note and on each one (1) month anniversary thereafter, the Company shall pay Lind an amount equal to $308,650.58, until the outstanding principal amount of the Note has been paid in full prior to or on the Maturity Date or, if earlier, upon acceleration, conversion or redemption of the Note in accordance with the terms thereof (the “Monthly Payments”). At the Company’s discretion, the Monthly Payments shall be made in (i) cash, (ii) shares of the Company’s common stock, or (iii) a combination of cash and Shares; if made in shares, the number of shares shall be determined by dividing (x) the principal amount being paid in shares by (y) 90% of the average of the 5 lowest daily VWAPs during the 20 trading days prior to the applicable payment date. The Notes sets forth certain conditions that must be satisfied before the Company may make any Monthly Payments in shares of common stock. If the Company makes a Monthly Payment in cash, the Company must also pay Lind a cash premium of 5% of such Monthly Payment.

Upon the occurrence of any Event of Default (as defined in the Note), the Company must pay Lind an amount equal to 120% of the then outstanding principal amount of the Note, in addition to any other remedies under the Note or the other Transaction Documents.

The Notes also contain an ownership cap, preventing a holder from converting a Note if such conversion would cause such Note holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of the Company’s securities registered under the 1934 Act which exceeds 4.99% (or 9.99% in certain circumstances) of such class of securities that are outstanding at such time.

Warrants

The terms of the Warrant are included in the form of Warrant, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on February 24, 2023, and is incorporated herein by reference.

The Warrants are exercisable for Warrant Shares immediately at an initial exercise price of $1.05 per share (the “Exercise Price”) and expire five years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the Warrants, the Warrants may be exercised on a cashless basis.

The Warrants also contain an ownership cap, preventing a holder from exercise a Warrant a Note if such exercise would cause such Warrant holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of the Company’s securities registered under the 1934 Act which exceeds 4.99% (or 9.99% in certain circumstances) of such class of securities that are outstanding at such time.

Effect of Issuance of Securities

The potential issuance of 3,527,778 Conversion Shares and 5,291,667 Warrant Shares, plus any additional shares of Common Stock issued pursuant to a Monthly Payment or to the anti-dilution provisions contained in the Notes and Warrants, would result in an increase in the number of shares of Common Stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the investors convert their Notes or exercise their Warrants, or to the extent that additional shares of Common Stock are issued pursuant to the anti-dilution terms of the Notes or the Warrants. Because of potential adjustments to the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants to be issued in connection with the Offering, the exact magnitude of the dilutive effect of the Notes and Warrants cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Proposal to Approve Common Stock Issuance

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock), which equals 20% or more of the Common Stock or 20% or more of the voting power outstanding immediately prior to the issuance at a price that is less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement. In the case of the Offering, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the execution of the Securities Purchase Agreement, which was signed on February 23, 2023.

Immediately prior to the execution the Securities Purchase Agreement, we had 33,080,740 shares of Common Stock outstanding. Therefore, the potential issuance of 8,819,445 shares of our Common Stock (3,527,778 Conversion Shares and 5,291,667 Warrant Shares) would have constituted approximately 27% of the shares of Common Stock outstanding prior to giving effect to the financing. We are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the potential issuance by us of our Common Stock in excess of 6,616,148 shares, which is 20% of the shares of Common Stock outstanding immediately prior to the execution of the Securities Purchase Agreement, including, without limitation, as a result of the anti-dilution feature of the Notes and Warrants, since such provisions may reduce the per share conversion price or exercise price, as the case may be, and may result in the issuance of shares at less than the greater of market price or book value per share.

We intend to make the Monthly Payments in shares of Common Stock to the extent allowed under the Notes and applicable law in order to preserve our cash resources. Because the price used to determine the number of shares issuable as a Monthly Payment depends in part on the market price of our Common Stock at the time that a Monthly Payment is due, we cannot predict how many shares of Common Stock we will be required to issue in Monthly Payment. In addition, we generally have no control over whether the Note holders convert their Notes or whether the Warrant holders exercise their Warrants. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of shares of Common Stock that may be issued under the Notes or Warrants. Under certain circumstances, however, it is possible, that we may have to issue more than 20% of our outstanding shares of Common Stock to the Note and Warrant holders under the terms of the Offering. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to the Note and Warrant holders under the terms of the Offering.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, would likely lead to our current stockholders owning a smaller percentage of our outstanding shares of Common Stock.

Future issuances of securities in connection with the Offering, if any, may cause a significant reduction in the percentage interests of our current stockholders in voting power, any liquidation value, our book and market value, and any future earnings. Further, the issuance or resale of Common Stock issued to the Note and Warrant holders could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Offering may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Offering under Nasdaq Listing Rule 5635(b) because the Note and Warrant holders have agreed that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which result in them and their affiliates, collectively, beneficially owning or controlling more than 4.99% (which percentage can be increased to 9.99%) of the total outstanding shares of our Common Stock.

Potential Consequences if the Issuance Proposal is Not Approved

After extensive efforts to raise capital on more favorable terms, we believed that the Offering was the only viable financing alternative available to us at the time. If our stockholders do not approve this proposal, we will not be able to issue more than 20% of our outstanding shares of Common Stock to the Note and Warrant holders in connection with the Offering. As a result, we may be unable to make Monthly Payments in shares of our Common Stock or issue sufficient shares upon conversion of the Notes or exercise of the Warrants. If we are unable to make such payments in shares of our Common Stock, we will have to satisfy such payment obligations in cash. If we do not have sufficient cash resources to make these payments, we may need to delay, reduce or eliminate certain research and development programs or other operations, sell some or all of our assets or merge with another entity.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders.

Further Information

The terms of the Securities Purchase Agreement, the Notes and the Warrants are only briefly summarized above. For further information, please refer to the forms of the Securities Purchase Agreement, the Notes and the Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on February 23, 2023 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required

Proposal No. 3 will be approved if a majority of the total votes properly cast in person or by proxy at the Meeting by the holders of Common Stock vote “FOR” the proposal.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the compensation of the Company’s named executive officer as described in this Proposal No. 3.

OTHER MATTERS

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

OTHER INFORMATION

Electronic Delivery Of Future Shareholder Communications

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

Deadline for Submission of Shareholder Proposals for 2024 Annual Meeting of Shareholders

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the Shareholders at our 2024 Annual Meeting of Shareholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices 44370 Old Warm Springs Blvd., Fremont, CA 94538, Attention: Chief Executive Officer, no later than December 2, 2023.

If we are not notified of a Shareholder proposal a reasonable time prior to the time we send our proxy statement for our 2024 annual meeting, then our Board will have discretionary authority to vote on the Shareholder proposal, even though the Shareholder proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a Shareholder proposal was received by us, it is suggested that Shareholder proposals be submitted by certified mail, return receipt requested, and be addressed to ABVC BioPharma, Inc., 44370 Old Warm Springs Blvd., Fremont, CA 94538 Attention: Chief Executive Officer. Notwithstanding, the foregoing shall not effectuate any rights of Shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any Shareholder a right to have any nominee included in our proxy statement.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, Shareholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

Annual Report

The Annual Report is being sent with this Proxy Statement to each Shareholder and is available at www.proxyvote.com as well as on the SEC’s website at www.sec.gov. The Annual Report contains our audited financial statements for the fiscal year ended December 31, 2022. The Annual Report, however, is not to be regarded as part of the proxy soliciting material.

Delivery of Proxy Materials to Households

Only one copy of this proxy statement and one copy of our Annual Report are being delivered to multiple registered Shareholders who share an address unless we have received contrary instructions from one or more of the Shareholders. A separate form of proxy and a separate notice of the Meeting are being included for each account at the shared address. Registered Shareholders who share an address and would like to receive a separate copy of our Annual Report and/or a separate copy of this proxy statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Vstock Transfer, LLC, by calling (212) 828-8436, or by forwarding a written request addressed to Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Promptly upon request, a separate copy of our Annual Report on Form 10-K and/or a separate copy of this proxy Statement will be sent. By contacting Vstock Transfer, LLC, registered Shareholders sharing an address can also (i) notify the Company that the registered Shareholders wish to receive separate annual reports to Shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to Shareholders and proxy statements in the future if registered Shareholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple Shareholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our Common Stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

Where You Can Find Additional Information

Accompanying this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Such Report constitutes the Company’s Annual Report to its Shareholders for purposes of Rule 14a-3 under the Exchange Act. Such Report includes the Company’s audited financial statements for the 2021 fiscal year and certain other financial information, which is incorporated by reference herein. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Shareholders who have questions in regard to any aspect of the matters discussed in this proxy statement should contact Leeds Chow, our Chief Financial Officer, at info@ambrivis.com or by telephone at 562-774-2958.

Annex A

Form of Proxy Card

ABVC BIOPHARMA, INC.

April 24, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. EST on April 24, 2023

(Record Date – March 15, 2023)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Howard Doong, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of ABVC BioPharma, Inc. which the undersigned is entitled to vote, as specified below on this card, at the Annual Meeting of Shareholders of ABVC BioPharma, Inc. to be held virtually on Zoom on April 24, 2023, at 9:00 a.m., EST, and at any adjournment or postponement thereof.

To attend the virtual Meeting via Zoom, go to: https://us06web.zoom.us/j/87573077746

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL”

OF PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY, BEFORE 11:59 P.M. EST ON APRIL 23, 2023, IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1: To re-elect the nominees listed in the Proxy Statement to the Company’s Board of Directors.

NOMINEES:

Eugene Jiang	01 ☐
Dr. T.S. Jiang	02 ☐
Dr. Tsang Ming Jiang	03 ☐
Norimi Sakamoto	04 ☐
Yen-Hsin Chou	05 ☐
Dr. Chang-Jen Jiang	06 ☐
Hsin-Hui Miao	07 ☐
Yoshinobu Odaira	08 ☐
Che-Wei Hsu	09 ☐
Shuling Jiang	10 ☐
Yu-Min (Francis) Chung	11 ☐

For All	Withhold All	For All Except
O	O	O

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INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:

PROPOSAL 2: To ratify the selection of WWC P.C. CPA as the Company’s independent registered public accounting firm for year ending December 31, 2023.

For	Against	Abstain
O	O	O

PROPOSAL 3: To approve of the issuance of shares of our common stock underlying convertible notes and warrants in an amount equal to or in excess of 20% of our common stock outstanding immediately prior to the issuance of such convertible note and warrants (including upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants) (the “Issuance Proposal”).

For	Against	Abstain
O	O	O

Please indicate if you intend to attend this meeting ☐ YES ☐ NO

Signature of Shareholder:
Date:
Name shares held in (Please print):	Account Number (if any):
No. of Shares Entitled to Vote:	Stock Certificate Number(s):

Note:	Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:

A-2